UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2005

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-14123	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 21, 2005, Prolong International Corporation (the “Company”) received a notice from The American Stock Exchange (“AMEX”) that the Company’s common stock may not be suitable for auction market trading as a result of its historically low trading prices and that, in accordance with Section 1003(f)(v) of the AMEX Company Guide (the “Company Guide”), the Company should effect a reverse split of its shares to address its trading price within a reasonable amount of time. If the Company does not effect a reverse stock split within a reasonable amount of time, AMEX may determine that the Company does not meet Section 1003(f)(v) of the Company Guide and would therefore become subject to the AMEX delisting procedures.

The Company is currently evaluating various alternatives in response to the AMEX request. The Company’s common stock continues to trade on AMEX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

July 27, 2005	/s/ Elton Alderman
Elton Alderman, President and Chief Executive Officer